For Immediate Release

Media Contacts: Jennifer Regnault LivePerson, Inc. (212) 609-4213 jregnault@liveperson.com	Budd Zuckerman Genesis Select Corp. (303) 415-0200 budd@genesisselect.com

LivePerson Fourth Quarter Revenue
Increases 49% From Prior Year

Quarterly sequential revenue growth tops 12%

NEW YORK, NY – January 29, 2004 – LivePerson, Inc. (NasdaqSC: LPSN), a provider of technology facilitating real-time online customer interaction, today announced financial results for the fourth quarter ended December 31, 2003.

Revenue for the quarter was $3.5 million, a 49% increase from the fourth quarter of 2002, and a 12% sequential increase versus the third quarter of 2003. Revenue growth from the fourth quarter of 2002 was driven by a combination of professional services revenue, the addition of new clients and existing client growth, as well as expansion in all product lines, including Sales Edition, Service Edition, and LivePerson Pro for small businesses.

Revenue for the year was $12.0 million, up 46% from the prior year, driven by both new and existing customers, as well as the NewChannel asset acquisition that occurred in mid-2002.

“We are pleased with the results in the fourth quarter,” CEO Robert LoCascio stated. “We were able to continue the strong sequential growth trend of the prior two quarters, while adding some strong names to the client roster through our direct sales force.”

A combination of new customer wins and increased revenue from existing clients drove LivePerson’s sequential growth. New clients added during the quarter include Verizon, Verisign and Mellon Financial, while growth continued within existing clients including HP, Federated Department Stores, Forex and Qwest.

Net income for the quarter was $278,000 or $0.01 per share, as compared to net income of $9,000 or $0.00 per share in the third quarter of 2003, and a net loss of $(1.2) million, or $(0.04) per share in the fourth quarter of 2002. The net loss in the fourth quarter of 2002 included a $1.2 million restructuring charge.

Net loss for the year was $(0.8) million or $(0.02) per share, as compared to a loss of $(6.8) million or $(0.20) per share in the prior year. The net loss for the year includes a restructuring charge of $1.0 million, while the prior year included a restructuring charge of $1.2 million and a charge related to the cumulative effect of an accounting change of $5.3 million or $(0.16) per share.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth quarter was $0.7 million versus $0.5 million in the third quarter of 2003 and a loss of $(0.8) million in the fourth quarter of 2002.

EBITDA for the year was $0.8 million as compared to a loss of $(0.5) million in the prior year.

A reconciliation of the differences between EBITDA and the most comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) is located under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Condensed Consolidated Statements of Operations included in this press release.

LivePerson considers EBITDA and cash from operations to be important financial indicators of the Company's operational strength and the performance of its business. EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure.

Financial Expectations

The Company currently expects the following financial results, which include the impact of the acquisition of certain assets of Island Data effective as of January 1, 2004:

  Sequential quarterly revenue growth of 14%, to $4.0 million for Q1 2004
  Annual revenue growth of 54%, to $18.5 million for the full year 2004
  EBITDA of $0.02 per share and GAAP EPS of $0.01 in Q1 2004
  EBITDA of $0.12 per share and GAAP EPS of $0.08 for the full year 2004

The difference between EBITDA per share, a non-GAAP measure, and GAAP EPS, is interest, taxes, depreciation and amortization and is expected to be $0.01 per share in Q1 and $0.04 per share for the full year 2004.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,

	(Unaudited)
	2003	2002	2003	2002

Total revenue	$3,526	$2,374	$12,023	$8,234

Operating expenses:
Cost of revenue	520	467	2,028	1,604
Product development	471	403	1,641	1,283
Sales and marketing	1,062	519	3,555	2,177
General and administrative	803	731	3,267	2,811
Amortization of other intangibles	254	232	1,014	357
Non-cash compensation, net of reversals	151	100	343	365
Restructuring charge	—	1,186	1,024	1,186

Total operating expenses	3,261	3,638	12,872	9,783

Income (loss) from operations	265	(1,264)	(849)	(1,549)
Other income, net	13	18	33	116

Income (loss) before cumulative effect of accounting change	278	(1,246)	(816)	(1,433)
Cumulative effect of accounting change	—	—	—	5,338

Net income (loss)	$278	$(1,246)	$(816)	$(6,771)

Basic net income (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.01	$(0.04)	$(0.02)	$(0.04)
Cumulative effect of accounting change	—	—	—	(0.16)

Net income (loss)	$0.01	$(0.04)	$(0.02)	$(0.20)

Diluted net income (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.01	$(0.04)	$(0.02)	$(0.04)
Cumulative effect of accounting change	—	—	—	(0.16)

Net income (loss)	$0.01	$(0.04)	$(0.02)	$(0.20)

Weighted average shares outstanding used in basic net
income (loss) per share calculation	36,133,570	34,058,569	34,854,802	34,028,702

Weighted average shares outstanding used in diluted net
income (loss) per share calculation	37,915,195	34,058,569	34,854,802	34,028,702

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands, Except Share and Per Share Data)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended December 31,		Year Ended December 31,

	(Unaudited)		(Unaudited)
	2003	2002	2003	2002

Net income (loss) in accordance with generally
accepted accounting principles	$278	$(1,246)	$(816)	$(6,771)
Add/(less):
(a) Amortization of other intangibles	254	232	1,014	357
(b) Non-cash compensation, net of reversals	151	100	343	365
(c) Depreciation	42	93	321	367
(d) Cumulative effect of accounting change	—	—	—	5,338
(e) Interest income, net	(13)	(18)	(41)	(116)

EBITDA (1)	$712	$(839)	$821	$(460)

Fully diluted EBITDA per share	$0.02	$(0.02)	$0.02	$(0.01)

Weighted average shares used in EBITDA per share calculation
Fully diluted	37,915,195	34,058,569	36,107,757	34,028,702

EBITDA	$712	$(839)	$821	$(460)
Add/(less):
Changes in operating assets and liabilities	(533)	(1,078)	237	(394)
Provision for doubtful accounts	—	—	15	—
Interest income, net	13	18	41	116

Net cash provided by (used in) operating activities	$192	$(1,899)	$1,114	$(738)

(1)	Earnings before interest, taxes, depreciation and amortization.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands, Except Share and Per Share Data)

	December 31, 2003	December 31, 2002

ASSETS

Current assets:
Cash and cash equivalents	$10,898	$8,004
Accounts receivable, net	1,239	607
Prepaid expenses and other current assets	318	299

Total current assets	12,455	8,910
Property and equipment, net	341	595
Other intangibles, net	361	1,014
Security deposits	129	124
Other assets	251	194

Total assets	$13,537	$10,837

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$116	$136
Accrued expenses	2,577	1,837
Deferred revenue	1,276	800

Total current liabilities	3,969	2,773
Other liabilities	232	176

Commitments and contingencies

Total stockholders' equity	9,336	7,888

Total liabilities and stockholders' equity	$13,537	$10,837

About LivePerson

LivePerson is a leading provider of technology facilitating real-time online customer interaction.

LivePerson’s services enable online businesses to communicate securely with Internet users in real time, thereby enhancing the online experience. With real-time solutions consisting of chat, marketing and selling tools, a self-service FAQ product and email management, LivePerson offers clients the opportunity to increase sales, lower customer service costs and increase responsiveness to customer needs. LivePerson is headquartered in New York City.

EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Forward Looking Statements

Statements in this press release regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we are under no obligation to inform you if they do. Our company policy is generally to provide our expectations only once per quarter, and not to update that information until the next quarter. Actual events or results may differ materially from those contained in the projections or forward-looking statements. The following factors, among others, could cause our actual results to differ materially from those described in a forward-looking statement: the limited history of providing the LivePerson services; our limited historical annual revenue and history of losses; the possible unavailability of financing as and if needed; an unproven business model; our dependence on the success of the LivePerson services; risks related to the operational integration of acquisitions; continued use by our clients of the LivePerson services; potential fluctuations in our quarterly and annual results; risks related to adverse business conditions experienced by our clients; our dependence on key employees; risks related to our international operations, particularly our operations in Tel Aviv, Israel, and the current civil and political unrest in that region; competition for qualified personnel; competition in the real-time sales and customer service technology market; building awareness of the LivePerson brand name; technology systems beyond our control and technology-related defects that could disrupt the LivePerson services; our dependence on the growth of the Internet as a medium for commerce and the viability of the infrastructure of the Internet; and responding to rapid technological change. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.